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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    October 20, 2000

AXONYX INC.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	000-25571 (Commission File Number)	86-0883978 (IRS Employer Identification No.)
825 THIRD AVENUE, 40TH FLOOR, NEW YORK, NEW YORK	10022
(Address of principal executive offices)	(Zip Code)

(212) 688-4770
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets.

    On October 20, 2000 Axonyx signed a License Agreement with Applied Research Systems ARS Holding N.V. ("ARS"), a wholly owned subsidiary of Serono International, S.A. ("Serono"). Serono is a Swiss-based biotechnology company listed on the NYSE. Under the License Agreement, Axonyx granted an exclusive, worldwide license to its patent rights and know-how regarding the Amyloid Inhibitory Peptide and the Prion Inhibitory Peptide technology (the "Licensed Products") to Serono. Axonyx will receive milestone payments upon the occurrence of certain events in the development of the Licensed Products and royalty payments upon the sale of products resulting from the licensed technology. In addition, Serono will pay Axonyx a license issuance fee in the amount of $1,500,000 within 30 days of the signing of the License Agreement. The Company has been advised that Serono plans to develop and commercialize drugs for the diagnosis and treatment of Alzheimer's disease and other neurodegenerative disorders based on the Amyloid Inhibitory Peptide and Prion Inhibitory Peptide technology.

    Serono has been undertaking research on the Amyloid Inhibitory Peptide and Prion Inhibitory Peptide technology since May 19, 1999 when Axonyx signed a Development Agreement and Right to License (the "Development Agreement") with the ARS subsidiary of Serono. On May 2, 2000 Serono informed Axonyx that Serono had decided to exercise its right to license under the Development Agreement.

Item 5. Other Events.

    On October 25, 2000, Axonyx signed a Common Stock Underwriting Agreement and a Stand-By Purchase Agreement, collectively referred to as the Firm Underwritten Equity Line (the FUEL program) with Ramius Securities, LLC and an affiliate (collectively "Ramius"), under which Axonyx may, at its sole discretion, from time to time over the next two years, sell shares of common stock registered under an effective registration statement filed with the Securities and Exchange Commission, with Ramius serving as underwriter. Under the FUEL program, Axonyx may periodically present Ramius with notices requiring Ramius to sell, as an underwriter, up to $5 million of Axonyx common stock per notice, subject to certain restrictions, for an aggregate purchase price up to $25 million over the two year term of the program. The cash proceeds to be received by Axonyx from the sale of common stock will be based on 97% of the volume-weighted average prices for specified days during a ten day selling period, with the remaining proceeds to be paid to Ramius as underwriter's commission. As a part of the compensation to Ramius under the terms of the FUEL program Axonyx granted a three year common stock purchase option pursuant to which Ramius has the right to purchase up to 50,000 shares of common stock at an exercise price of $12.34 per share.

Item 7. Exhibits.

Exhibit 99.1    Press Release, dated October 23, 2000, entitled "Serono Acquires Exclusive World-Wide Rights to Axonyx's Peptides for the Treatment of Alzheimer's Disease and Other Neurodegenerative Disorders."

Exhibit 99.2    Press Release, dated October 27, 2000, entitled "Axonyx Inc. Establishes a Firm Underwritten Equity Line (FUEL) Program for $25 Million."

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXONYX INC.
By:	/s/ MARVIN S. HAUSMAN, M.D. Marvin S. Hausman, M.D. President & Chief Executive Officer

DATED: November 3, 2000.

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SIGNATURES